As filed with the Securities and Exchange Commission on May 1, 1996

                                                           Registration No. 333-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        HARTE-HANKS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                            76-1677284
- --------------------------------                         -------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification No.)

                       200 CONCORD PLAZA DRIVE; SUITE 800
                            SAN ANTONIO, TEXAS 78216
                                 (210) 829-9000
       (Address, including Zip Code, and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                        HARTE-HANKS COMMUNICATIONS, INC.
                           SUBSTITUTE EQUITY PLAN FOR
                             DIMARK, INC. DIRECTORS

                        HARTE-HANKS COMMUNICATIONS, INC.
               SUBSTITUTE AMENDED AND RESTATED 1986 DIMARK, INC.
                               STOCK OPTION PLAN

                        HARTE-HANKS COMMUNICATIONS, INC.
                             1991 STOCK OPTION PLAN

                             (Full Title of Plans)

          LARRY FRANKLIN                                      COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                   ALAN J. BOGDANOW, ESQ.
  HARTE-HANKS COMMUNICATIONS, INC.                      HUGHES & LUCE, L.L.P.
 200 CONCORD PLAZA DRIVE, SUITE 800                 1717 MAIN STREET, SUITE 2800
     SAN ANTONIO, TEXAS 78216                           DALLAS, TEXAS  75201

  (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                               ---------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                     PROPOSED              PROPOSED
  TITLE OF EACH CLASS          AMOUNT                MAXIMUM                MAXIMUM              AMOUNT OF
     OF SECURITIES              TO BE             OFFERING PRICE           AGGREGATE           REGISTRATION
    TO BE REGISTERED         REGISTERED(1)         PER SHARE(2)        OFFERING PRICE(2)            FEE
- -----------------------------------------------------------------------------------------------------------
  Common Stock, $1.00
       par value              2,509,439              $23.4375             $58,814,976             $20,281
===========================================================================================================

(1) This registration statement also includes an indeterminate number of shares of Common Stock that may be issued if certain anti-dilution provisions of the Harte-Hanks Communications, Inc. Substitute Equity Plan for DiMark, Inc. Directors, Harte-Hanks Communications, Inc. Substitute Amended and Restated 1986 DiMark, Inc. Stock Option Plan and the Harte-Hanks Communications, Inc. 1991 Stock Option Plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on April 29, 1996, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                        Page 1 of 7 sequentially numbered pages.
                                             The Index to Exhibits is on page 7.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Harte- Hanks Communications, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

    (a) Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1995, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year for which such statements have been filed (the "1995 Form 10-K").

    (b) Annual Report of DiMark, Inc. ("DiMark") on Form 10-K for the fiscal year ended February 28, 1995, which contains audited financial statements of DiMark for DiMark's last completed fiscal year for which statements have been filed (the "1994 DiMark Form 10-K").

    (c) Quarterly Report of DiMark on Form 10-Q for the quarter ended November 30, 1995, which contains unaudited financial statements of DiMark for the third quarter of DiMark's last completed fiscal year for which statements have been filed.

    (d) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1995 Form 10-K and the 1994 DiMark Form 10-K.

    (e) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A dated October 7, 1993 (File No. 33-69202), including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant's Bylaws provide that the directors and officers of the Registrant will be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Registrant's Amended and Restated Certificate of Incorporation eliminate the liability of directors of the Registrant to the fullest extent permitted by Delaware law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.   EXHIBITS.

    The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

    (a)      The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act";

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas, on April 30, 1996.


                                      HARTE-HANKS COMMUNICATION, INC.


                                      By:  /s/ LARRY FRANKLIN
                                           -------------------------------------
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


                               POWER OF ATTORNEY

    We, the undersigned officers and directors of Harte-Hanks Communications, Inc., hereby constitute and appoint Larry Franklin, our true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Harte-Hanks Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorney, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                   Title                                     Date
             ---------                                   -----                                     ----
    /s/ Larry Franklin                           Director, President,                            April 30, 1996
    ------------------------------              Chief Executive Officer
        Larry Franklin                       (Principal Executive Officer)

    /s/ David L. Copeland                               Director                                 April 30, 1996
    ------------------------------
        David L. Copeland

    /s/ Dr. Peter T. Flawn                              Director                                 April 30, 1996
    ------------------------------
        Dr. Peter T. Flawn

    /s/ Christopher M. Harte                            Director                                 April 30, 1996
    ------------------------------
        Christopher M. Harte



    /s/ Houston H. Harte                                Director                                 April 30, 1996
    ------------------------------
        Houston H. Harte

    /s/ Richard M. Hochhauser                           Director                                 April 30, 1996
    ------------------------------
        Richard M. Hochhauser

    /s/ James L. Johnson                                Director                                 April 30, 1996
    ------------------------------
        James L. Johnson

    /s/ Andrew B. Shelton                               Director                                 April 30, 1996
    ------------------------------
        Andrew B. Shelton

    /s/ Richard L. Ritchie                       Senior Vice President,                          April 30, 1996
    ------------------------------            Finance, Chief Financial and
        Richard L. Ritchie                         Accounting Officer
                                                (Principal Financial and
                                                  Accounting Officer)


                               INDEX TO EXHIBITS


                                                                                              Sequentially
 Exhibit Number                         Exhibit                                               Numbered Page
- -------------------------------------------------------------------------------------------------------------
 23.1                       Consent of KPMG Peat Marwick LLP                                       1

 23.2                       Consent of Arthur Andersen LLP                                         2

 24.1                       Power of Attorney (contained at page II-4)                             -





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